CERTIFICATE OF OWNERSHIP AND MERGER

                                   MERGING

                          YIFAN COMMUNICATIONS, INC.

                                     INTO

                        SMART GAMES INTERACTIVE, INC.

                   (Pursuant to Section 253 of the General
                  Corporation Law of the State of Delaware)



            SMART GAMES INTERACTIVE, INC., a Delaware corporation (the "Corporation"), does hereby certify:

            FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

            SECOND: That the Corporation owns all of the outstanding shares of the capital stock of YIFAN COMMUNICATIONS, INC., a Delaware corporation.

            THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on July 21, 2000, determined to merge YIFAN COMMUNICATIONS, INC. into itself on the terms and conditions set forth in such resolutions:

                  RESOLVED,  that  effective  upon the filing of an  appropriate
            Certificate of Ownership and Merger containing these resolutions with the Secretary of State of the State of Delaware, YIFAN COMMUNICATIONS, INC., a wholly-owned subsidiary of the Corporation, shall be merged with and into the Corporation, with the Corporation to be the surviving corporation of the merger

                  FURTHER RESOLVED, that at the effective time of the merger the issued and outstanding shares of the capital stock of YIFAN COMMUNICATIONS, INC. shall be canceled, and no consideration shall be issued in exchange therefor.





                  FURTHER  RESOLVED,  that pursuant to and at the effective time of the aforesaid merger, the name of the Corporation shall be changed to "YIFAN COMMUNICATIONS, INC." by deleting Article First of the Certificate of Incorporation of the Corporation and inserting in lieu thereof a new Article First to read as follows:

                        FIRST:  The name of the  corporation
                  (hereinafter  called the "corporation") is
                  YIFAN COMMUNICATIONS, INC.

                  FURTHER  RESOLVED,  that the President of this  Corporation is hereby directed to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of these resolutions and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware.



            FOURTH: The effective date and time of this merger shall be July 28, 2000 at 12:01 a.m.




            IN WITNESS WHEREOF, said SMART GAMES INTERACTIVE, INC. has caused this Certificate to be signed by Sally Fonner, its President, this 21st day of July, 2000.


                                    SMART GAMES INTERACTIVE, INC.




                                    By: __________________________
                                        Sally A. Fonner, President